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                                                                    Exhibit 10.4

                                PROMISSORY NOTE

$_______________                 Dallas, Texas                    March 24, 1997


     FOR VALUE RECEIVED, the undersigned, U.S. Remodelers, Inc., a Delaware corporation ("Maker"), hereby promises to pay to the order of ___________________ ("Payee"), at __________________________________, or such other place as Payee may from time to time direct Maker in writing, the principal sum of ______________________________________ ($______________),
together with interest thereon which shall accrue at the rate of ten percent (10%) per annum, compounded annually. Cash payments of interest only shall be made in equal semi-annual payments, each payment to be made on the first Business Day (as hereinafter defined) of October and April beginning October 1, 1997 and continuing until March 31, 2002, upon which date the principal, together with all accrued but unpaid interest hereon, shall mature and be due and payable. All payments on this Note shall be due and payable in lawful money of the United States of America.


     1.   Events of Default and Remedies.  At the option of Payee (or the then
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current holder of this Note), the entire amount of the unpaid balance of this
Note together with all accrued and unpaid interest thereon, shall immediately become due and payable upon the occurrence of one or more of the following events of default ("Events of Default"):

          (a) Failure of Maker to make any payment on this Note as and when the same becomes due and payable in accordance with the terms hereof, and such failure continues for a period of thirty (30) days after the receipt by Maker of written notice from Payee (or the then current holder of this Note) of the occurrence of such failure; or

          (b) Maker shall (i) voluntarily seek, consent to or acquiesce in the benefit or benefits of any Debtor Relief Law (as hereinafter defined) or
     (ii) become party to (or be made the subject of) any proceeding provided by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the rights of Payee (or the then current holder of this Note) granted hereunder (unless in the event such proceeding is involuntary, the petition instituting the same is dismissed within 90 days of the filing of same). As used herein, the term "Debtor Relief Law" means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization or similar debtor relief laws from time to time in effect affecting the rights of creditors generally.

     In the event any one or more of the Events of Default specified above shall have occurred, the holder of this Note may proceed to protect and enforce its rights either by suit in equity or by action at law, or by other appropriate proceedings, whether for the specific performance of any covenant or agreement contained in this Note or in aid of the exercise of any power or right granted by this Note, or to enforce any other legal or equitable right of the holder of this Note.
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     2.   Successors and Assigns.  All of the covenants, stipulations, promises
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and agreements in this Note made by or on behalf of Maker shall bind its successors and assigns, whether so expressed or not; provided, however, that Maker may not, without the prior written consent of Payee (or the then current holder of this Note), assign any of its rights, powers, duties or obligations under this Note.

     3.   Maximum Interest.  Regardless of any provision contained herein, Maker
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shall never be required to pay and the holder hereof shall never be entitled to receive, collect or apply as interest hereon, any amount in excess of the highest lawful interest rate permitted under applicable law, and in the event the holder hereof receives, collects or applies, as interest, any such excess, such amounts which would be excessive interest shall be deemed a partial prepayment of principal and treated hereunder as such for all purposes; and, if the principal hereof is paid in full, any remaining excess shall be refunded to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the highest lawful interest rate, Maker and the holder hereof shall, to the maximum extent permitted under applicable law (a) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (b) exclude prepayments and the effects thereof, and (c) pro rate, allocate and spread the total amount of interest throughout the entire contemplated term hereof; provided that if the indebtedness evidenced hereby is paid and performed in full prior to the end of the full contemplated term hereof, and if the interest received for the actual period of existence thereof exceeds the highest lawful interest rate, the holder shall either apply as principal reduction or refund to Maker the amount of such excess, and in such event, the holder shall not be subject to any penalties provided by any laws for contracting for, charging or receiving interest in excess of the highest lawful interest rate.

     4.   Transfers.  This Note may not be transferred to any other person or
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entity without the prior written consent of Maker.

     5.   Interest Payments.  Maker, at its option, may make any payments of
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interest due hereunder in either (i) cash, (ii) an additional promissory note or notes (an "Interest Note") or (iii) any combination of cash and an Interest
Note. All Interest Notes made by Maker hereunder shall contain terms substantially similar to this Note, and the principal amount of all Interest Notes shall be due and payable in full, together with all accrued but unpaid interest thereon, on March 31, 2002 unless earlier prepaid in accordance with the terms of such Interest Note.

     6.   Prepayment.  This Note (or any Interest Note issued hereunder) may be
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prepaid, in whole or from time to time in part, at the election of Maker, at any time, at the Prepayment Price (expressed as a percentage of the principal amount being prepaid) set forth below and, in each case, together with accrued interest as of the date of prepayment. If prepaid during the twelve-month period commencing on April 1 in each of the years indicated below, the Prepayment Price shall be as follows:
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          Year      Percentage
          ----      ----------

          1997      105%
          1998      104%
          1999      103%
          2000      102%
          2001      101%

     7.   Governing Law.  This Note shall be governed by and construed in
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accordance with the substantive laws (but not the rules governing conflicts of laws) of the State of Texas.

     8.   Notice.  Any notice or demand given hereunder by the holder hereof (or
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by Maker) shall be deemed to have been given and received (a) when actually received by Maker (or by the holder), if delivered in person or via telecopier, or (b) if mailed, on the earlier of the date actually received or three Business Days (as hereinafter defined) after a letter containing such notice, certified or registered with postage prepaid, addressed to Maker (or the holder), is deposited in the United States mail. The address of Maker is 13740 Midway Road, Suite 800, Dallas, Texas 75244, or such other address as Maker shall advise the holder hereof by this same procedure. The address of the holder is the address listed for payments to Payee in this Note, or such other address as the holder shall advise the Maker by this same procedure. "Business Day" means every day which is not a Saturday, Sunday or legal holiday.

     9.   Severability.  In case any one or more of the provisions contained in
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this Note shall for any reason be held to be invalid, illegal and unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision hereof.

     EXECUTED as of the date set forth above.

                                    MAKER:

                                    U.S. REMODELERS, INC.


                                    By:___________________________________
                                         Murray Gross
                                         Chief Executive Officer